Exhibit 16.1
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De Leon & Company, P.A.
CERTIFIED PUBLIC ACCOUNTANTS
AND CONSULTANTS
510 NW 159th Lane
Pembroke Pines, Florida 33028
(954) 445-6478 fax (954) 438-6481
www.dlcpa.net
___________________________________________________________


October 29, 2004


Securities and Exchange Commission
Washington, DC  20549


Dear Sirs:

We have read and agree with the comments in Item 4 of Form 8-K of BF Acquisition Group II, Inc. dated October 29, 2004, insofar as the comments relate to our firm.

Sincerely,

De Leon & Company, P.A.

DE LEON & COMPANY, P.A.
Certified Public Accountants








MEMBER:    FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
           BOARD CERTIFIED IN BUSINESS APPRAISALS
           AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
           CERTIFIED MANAGEMENT ACCOUNTANT
           INSTITUTE OF MANAGEMENT ACCOUNTANTS
           CERTIFIED IN FINANCIAL MANAGEMENT
           INSTITUTE OF FRAUD EXAMINERS
           MASTERS IN BUSINESS ADMINISTRATION



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